EXHIBIT 11.2


                        ATLANTIC BEVERAGE COMPANY, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                 Three Months
                                                                    Ended
                                                                 September 30,
                                                                    1996
                                                                 -------------

NET INCOME                                                      $   297,017

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                        5,969,110
                                                                 ----------
NET INCOME PER COMMON SHARE                                     $       .05
                                                                 ==========
COMPUTATION OF WEIGHTED AVERAGE
    COMMON SHARES OUTSTANDING:

     Shares outstanding as of June 30, 1996                       6,149,022

     Less - Treasury stock                                         (408,038)

     Impact of dilutive stock options as of September 30, 1996      228,126
                                                                 ----------

                                                                  5,969,110
                                                                 ----------

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